As filed with the Securities and Exchange Commission on November 21, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMSTOCK INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	65-0955118 (I.R.S. Employer Identification Number)

117 American Flat Road

Virginia City, NV 89440

(775) 847-5272

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Corrado De Gasperis

Executive Chairman & Chief Executive Officer

117 American Flat Road
Virginia City, NV 89440
(775) 847-4755

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Clyde W. Tinnen, Jr., Esq.

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202

(414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus, which covers the offering, issuance and sale by the Company of shares of its common stock, preferred stock, debt securities, rights, units and/or warrants from time to time in one or more offerings, which together shall have an aggregate offering price not to exceed $200,000,000; and

•

an at the market offering agreement, or sales agreement, prospectus supplement (the “Sales Agreement Prospectus Supplement”) covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $100,000,000 of its common stock that may be issued and sold from time to time under an at the market offering agreement, or sales agreement (the “Sales Agreement”), with Titan Partners Group LLC, a division of American Capital Partners, LLC, as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The Sales Agreement Prospectus Supplement immediately follows the base prospectus. The $100,000,000 of shares of the Company’s common stock that may be offered, issued and sold pursuant to the Sales Agreement and under the Sales Agreement Prospectus Supplement is included in the $200,000,000 of securities that may be offered, issued and sold by the Company under the base prospectus. Upon termination of the Sales Agreement, any portion of the $200,000,000 included in the Sales Agreement Prospectus Supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and corresponding prospectus supplements, and if no shares are sold under the Sales Agreement, the full $200,000,000 of securities may be sold in other offerings pursuant to the base prospectus and corresponding prospectus supplements.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2025

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Rights

Units

Warrants

From time to time, we may offer up to an aggregate of $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer shares of our $0.000666 par value, per share common stock (“Common Stock”), or preferred stock upon conversion of debt securities, Common Stock upon conversion of preferred stock, or Common Stock, preferred stock or debt securities upon the exercise of warrants. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize the provision to you of one or more free writing prospectuses in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information we include in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents we incorporate by reference, before buying any of the securities being offered.

You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you invest in our shares.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Common Stock is listed on the NYSE AMERICAN LLC under the symbol “LODE.”

Investing in our securities involves risks that are referenced in the “Risk Factors” section, at page 7, of this prospectus and are set forth in our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell securities pursuant to this prospectus. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell our securities, we will provide a prospectus supplement that will contain specific information about the terms of the specific securities being offered and which may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under “Where You Can Find More Information” before you invest in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operation and prospects may have changed since those dates.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of the offering.

This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

In this prospectus, unless otherwise specified or the context otherwise requires, “Comstock,” “we,” “us” and “our,” “our Company” or the “Company” refer to Comstock Inc. and its consolidated subsidiaries. In addition, unless the context requires otherwise, reference to the “Board” refers to the Board of Directors of Comstock Inc.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus. References to the “registration statement” or the “registration statement of which this prospectus is a part” mean the original registration statement and all amendments, including all schedules and exhibits. This prospectus does, and any prospectus supplement will, not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the Commission. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the Commission’s website described above and can be read and copied at the locations described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our website, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the Commission. We maintain a website at http://www.comstock.inc. The information contained on our website is not part of this prospectus, any prospectus supplement or the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the following documents with the Commission pursuant to the Exchange Act and hereby incorporate them by reference in the registration statement:

We incorporate by reference the documents listed below and any future documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

(a) Our annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 6, 2025 (the “Form 10-K”);

(b) Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Commission on May 8, 2025 (the “First Quarter Form 10-Q”);

(c) Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the Commission on August 14, 2025 (the “Second Quarter Form 10-Q”);

(d) Our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the Commission on October 30, 2025 (the “Third Quarter Form 10-Q,” and together with the First Quarter 10-Q and the Second Quarter 10-Q, the “Form 10-Qs”);

(e) current reports on Form 8-K filed with the Commission on January 13, 2025 (with respect to Item 1.01 and Item 2.03), January 21, 2025, January 31, 2025, February 7, 2025, February 13, 2025, February 18, 2025, February 20, 2025, February 28, 2025, March 12, 2025, March 25, 2025, May 15, 2025, May 27, 2025, May 28, 2025, June 9, 2025, June 12, 2025,  August 12, 2025 (with respect to Item 1.01, Item 2.03, Item 3.02 and Item 5.02), and August 14, 2025 (with respect to Item 1.01 and Item 3.02);

(f) the description of our Common Stock contained in our Form 8-K, filed with the Commission on March 12, 2025, in lieu of the description of our Common Stock contained in our Form 8-A (File No. 001-35200), filed with the Commission under Section 12 of the Exchange Act on June 8, 2011 (the “Form 8-A”); and

(g) Our proxy statement on Schedule 14A, filed with the Commission on April 9, 2025.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

We make available copies of the documents incorporated by reference in this prospectus to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Such requests should be directed to:

Comstock Inc.

117 American Flat Road

Virginia City, Nevada 89440

Attention: Investor Relations

Telephone: (775) 847-5272

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere or incorporated by reference in this prospectus, including financial statements and the related notes. You should carefully consider, among other things, the matters discussed under “Risks Factors” in the Form 10-K, the Form 10-Qs and in other documents that we subsequently file with the Commission that are incorporated by reference herein.

The Company

OVERVIEW

Comstock innovates and commercializes technologies, systems and supply chains that extract, integrate and convert under-utilized natural and waste resources into clean energy products, including pioneering technologies that produce electrification metals and minerals from end-of-life solar panels, including aluminum, silver and other critical and rare earth metals.

Bioleum innovates and commercializes technologies, systems and supply chains that secure, extract, integrate and convert carbon-based materials from under-utilized waste and purpose grown energy crops that would ultimately produce a broad range of extremely low carbon renewable fuels, including cellulosic ethanol, renewable diesel and sustainable aviation fuels.

Our goal is to Accelerate the Commercialization of Breakthrough Technologies. We plan on delivering extraordinary shareholder value by using systemic management practices, disciplined frontier scientific discovery, and applied engineering to innovate, develop, deploy and monetize clean energy technologies with integrated teams and partners in dedicated lines of business, especially in sustainable, renewable systems with the potential for superior, sustained throughput generation. Our plans to generate these throughputs involve both deploying and licensing our technologies, within a purpose-driven and designed ecosystem, including extended and interdependent partners that leverages their capital, human capacity, infrastructures, and other resources, often integrated directly with us and our solutions, to accelerate and maximize adoption.

We also own and manage investments in related assets that support our businesses, including existing minority equity positions and partnerships in strategic technology developers, two Wisconsin renewable fuels demonstration facilities, an existing Nevada-based solar panel recycling demonstration facility and currently ordered equipment for a Nevada-based industry-scale solar panel recycling facility. We also own, control and/or manage direct investments in northern Nevada real estate comprised primarily of industrial and commercial land, water rights and about twelve square miles of gold and silver mining claims and surface parcels that we own, lease or have a royalty interest in, some of which contain significant amounts of measured and indicated, and inferred gold and silver resources.

Lines of Business

Metals Segment

Our Metals Segment has established a goal of setting the global standard for solar panel recycling. For the past 21 months, we have operated a permitted, demonstration-scale solar panel recycling facility that delivers environmentally superior, zero-landfilled recycling solutions to support U.S. mineral industries. During 2024, this facility generated $0.4 million in revenue and, in the first nine months of 2025,  billable revenues (both recognized and deferred) increased nearly six-fold due, in part, to service fees for decommissioning services, recycling and processing end-of-life solar panels, and offtake sales of high-value recycled materials, including aluminum, copper, glass, and concentrated precious metals. We believe this technology deployment is globally leading and positioned to operate a world-class, quality, global solar panel recycling operation and the Metals Segment has the potential to establish the pace of metal recycling and ultimately, global solar panel recycling network deployment.

Comstock Metals has progressed all permitting requirements for its first industry-scale production facility, located on the same campus as the operating demonstration-scale facility, that can scale the operation, over 3 million panels per year representing up to 100,000 tons of processed waste materials per year. This strategically located facility will enable the expeditious transition of proven processes from commercial demonstration to full-scale production. The industry-scale facility is expected to significantly enhance our ability to meet the rapid and continuously growing demand for domestically recovered metals.

Our plan supports the creation of a more robust domestic supply chain for critical materials by innovating and scaling sustainable recycling technologies. The Company plans to build up to seven facilities in the United States over the next five years and support American energy and resource independence while simultaneously delivering significant economic and environmental value.

Our Metals Segment's 2025 objectives included (1) finalizing the industry-scale engineering, (2) submitting and receiving all prerequisite permits, (3) closing on equity and/or debt financing for Comstock Metals to sufficiently fund the construction and commissioning of the Company’s first industry-scale facility, (4) ordering all of the industry-scale equipment for our first industry-scale facility, (5) securing larger and longer terms supply contracts and (6) accelerating site selection for our second facility.

Mining Segment

Our Mining Segment generated income from leases, licenses, and related fees during 2024, and is administered by our wholly owned subsidiaries, Comstock Mining LLC, Comstock Processing LLC and various other local subsidiaries that collectively own, control, or retain royalty interest in twelve square miles of properties of patented mining claims, unpatented mining claims and surface parcels in northern Nevada, including six and a half miles of continuous mineralized strike length (the “Comstock Mineral Estate”).

On December 18, 2024, the Company executed a membership interest purchase agreement with Mackay Precious Metals Inc. (“Mackay”) pursuant to which the Company sold all of its right, title, and interest in its wholly owned subsidiary Comstock Northern Exploration LLC, and the Company's 25% interest in Pelen Limited Liability Company (“Pelen”), for an aggregate purchase price of $2,750,000. The Northern Targets encompass both the Gold Hill and Occidental Lode claim groups in Storey County, Nevada. Pelen owns certain claims adjacent to and/or relevant to these northern claim groups. The Company was paid $1.0 million in cash in 2024. On June 6, 2025, the parties executed an amendment (the “First Amendment”), to the membership interest purchase agreement. Pursuant to the First Amendment, the membership interest purchase agreement was amended to increase the purchase price to $2,950,000 bringing all final cash amounts due to a total of $1,950,000. As of September 30, 2025, the Company received all remaining cash payments of $1,950,000. For the nine-months ended September 30, 2025, pursuant to the First Amendment, the Company recognized an additional gain on the sale of mineral rights of $200,000 in our condensed consolidated statement of operations.

On June 30, 2023, the Company entered a Mineral Exploration and Mining Lease Agreement (“Mackay Mining Lease”) with Mackay. The Mackay Mining Lease terminated on December 18, 2024.

Our Mining Segment's 2025 objectives include (1) monetizing over $2.0 million from the sale of the northern mining claims, (2) advancing the preliminary economic assessment for the Dayton Consolidated Project and (3) the development of preliminary Dayton mine and reclamation plans, progressing toward full economic feasibility for Dayton.

Fuels Segment - Bioleum Corporation

We hold an investment in Bioleum, through our Preferred Series 1 equity position. Bioleum delivers advanced lignocellulosic biomass refining solutions that are setting new industry standards for the production of cellulosic ethanol, gasoline, renewable diesel, sustainable aviation fuel (“SAF”), and other renewable Bioleum™ fuels, with extremely low carbon intensity scores of 15 and market-leading yields of up to 125 gallons per dry metric ton of feedstock (on a gasoline gallon equivalent basis, or “GGE”), depending on feedstock, site conditions, and other process parameters. Bioleum has also negotiated the exclusive rights to intellectual properties developed by Hexas, subject to certain preexisting agreements, for production of purpose grown energy crops in liquid fuels applications with proven yields exceeding 25 to 30 dry metric tons per acre per year. The combination of Bioleum's high yielding refining platform and Hexas’ high yielding energy crops enables the production of enough feedstock to produce upwards of 100 barrels (at 42 gallons per barrel) of fuel per acre per year, with regenerative practices that can effectively transform marginal agricultural lands into perpetual “drop-in sedimentary oilfields” with the potential to dramatically boost regional energy security and rural economies. Bioleum plans to contribute to domestic energy dominance by directly building, owning, and operating a network of Bioleum refineries in the U.S. to produce up to 200 million barrels of renewable fuel per year by 2035, starting with its planned first 400,000 barrel per year commercial demonstration facility in Oklahoma. Bioleum will also license its advanced feedstock and refining solutions to third parties for additional production in global markets. Bioleum does not currently generate revenue.

Bioleum operates two complementary and interdependent pilot facilities, including a feedstock conversion and biointermediate production pilot in Wausau, Wisconsin (“Wausau Facility”), and a biointermediate conversion and renewable fuel production development pilot in Madison, Wisconsin (“Madison Facility”). Bioleum continues innovating its existing commercial process for the purpose of advancing its technological readiness, stabilizing and increasing its market-leading yields, further decreasing carbon intensities, and driving costs down in the longer-term pursuit of fossil parity. In addition to Hexas, Bioleum’s innovations group has also partnered with National Renewable Energy Laboratory (“NREL”), the Massachusetts Institute of Technology (“MIT”), RenFuel K2B AB (“RenFuel”), Emerging Fuels Technologies Inc. (“EFT”), and others with sponsored research, licensing, and other agreements.

Effective February 28, 2025, we effectively entered into a series of definitive agreements with subsidiaries of Marathon Petroleum Corporation (“Marathon”), involving the purchase of $14,000,000 in Bioleum equity as part of the Series A Financing, subject to a $700,000,000 valuation cap (“Investment”). The purchase price includes $1,000,000 in cash and $13,000,000 in payment-in-kind assets comprised of equipment, related intellectual properties, and other materials located at Marathon’s former renewable fuel demonstration facility in Madison, Wisconsin (“Payment-In-Kind Assets”).

In May 2025, Bioleum also completed the initial $20 million closing of its Series A preferred equity offering (“Series A Financing”). Bioleum also plans to complete its Series A Financing during 2025 and commence project equity and debt financings that includes an allocation of $152 million from the State of Oklahoma in project activity bonds for the construction of its planned first 400,000 barrel per year facility in Oklahoma.

Strategic Investments Segment

We own and manage several investments and projects that are strategic to our plans and ability to produce and maximize throughput in our Metals and Mining Segments, that are held for the purpose of complementing or enhancing our mission of accelerating the commercialization of hard technologies for the energy transition and creating value but that are not a component of such other segments or otherwise have distinct operating activities. Our Strategic Investments Segment includes minority equity and equity-linked investments in Green Li-ion Pte Limited (lithium-ion battery component recycler and remanufacturing), RenFuel (advanced biofuel development and production), Hexas (propagation and production of purpose grown energy crops), and Sierra Springs Opportunity Fund (northern Nevada real estate) and other equity investments. In November 2024, we completed a transaction for the disposition of our minority equity investment in GenMat while retaining the rights for using the technologies.

Other

Investments in Properties – The Company directly owns three types of properties in Silver Springs, NV, including 98 acres of industrial land, 160 acres of commercial land, both centrally located in Silver Springs, just south of the Silver Springs Regional Airport and a portfolio of water rights. The Company has begun marketing these assets for sale as both industrial and commercial development as interest in Silver Springs, NV has increased.

Outlook

Our goal is to Accelerate the Commercialization of Breakthrough Technologies.

Comstock innovates and commercializes technologies, systems and supply chains that extract, integrate and convert under-utilized natural and waste resources into clean energy products, including pioneering technologies that produce electrification metals and minerals from end-of-life solar panels, including aluminum, silver and other critical and rare earth metals.

Bioleum innovates and commercializes technologies, systems and supply chains that secure, extract, integrate and convert carbon-based materials from under-utilized waste and purpose grown energy crops that would ultimately produce a broad range of extremely low carbon renewable fuels, including cellulosic ethanol, renewable diesel and sustainable aviation fuels.

We are pushing the boundaries of what is possible in technology and sustainability by leveraging our teams’ unique skills, our investments and the related diverse technology portfolios and our frontier research and development networks toward achieving breakthrough innovations that deliver meaningful positive impact across industries, economies and communities. The primary focus for 2025 is the commercialization of Comstock Metals and the continuous innovation, development and engineering of technologies and solutions, by us and by our partners, that support the efficient conversion of these resources into clean, profitable energy products.

Corporate

The growth opportunities for both Comstock Metals and Bioleum developed beyond our original plans, and we have now realigned both the organizations and their respective capital bases with some of the most sophisticated partners for investment, feedstocks, technologies, operations, and offtakes, including significant investments.

We are expanding those partnerships across both our extended metals and fuels systems and supply chains, positioning them for industry leadership, exponential revenue growth and superior throughput profiles, especially for Metals and leading to cash profitability for Comstock Metals in 2026.

Comstock now owns a $65 million face value convertible preferred stock in Bioleum Corporation, ultimately convertible into 32.5 million common shares, positioning an exceptional value potential for Comstock’s shareholders and preserving Comstock’s ability to accelerate the growth and delivery of that value directly to shareholders.

The Company’s Corporate remaining objectives for the rest of 2025 include:

•	Advance our legacy real estate and non-strategic investments for ultimate monetization;
•	Support the next phases of accelerating Metals growth; and
•	Finalize, communicate and implement plans to unlock maximum value from the separation of Bioleum.

The Company's 2025 efforts to date have now resulted in two, fully dedicated, high-growth companies: our Nevada-based renewable metals operation with expanding production and our Oklahoma-headquartered Bioleum Corporation, with major research, development and pilot production operations based in Wausau and Madison, Wisconsin.

Comstock Metals

Comstock Metals has now been operating its first commercial demonstration facility for nearly 21 months and in November of 2024, submitted permits for the first industry-scale photovoltaic recycling facility. The Company expects these permits to be issued imminently during the fourth quarter of 2025. The industry-scale facilities are designed for 100,000 tons of annual capacity with operations commencing post commissioning during the second quarter 2026.

Additional site selection activities are ongoing for the next two industry-scale facilities and multiple associated storage sites. The Company plans to ultimately build up to 7 industry-scale U.S. based recycling facilities.

The Company's Metals remaining objectives for the rest of 2025 include:

•	Receive final permits for our first industry-scale facility in Silver Springs, NV;
•	Procure, deploy, and assemble plant and equipment for our first industry-scale facility in Silver Springs, NV;
•	Secure additional Master Service Agreements (MSA) with national and regional customers;
•	Complete site selection for two additional solar panel recycling locations;
•	Expand the system globally with international strategic and capital partners; and
•	Advance R&D efforts to recover more and higher-purity materials from recycled streams for offtake.

Comstock Mining

Comstock Mining has amassed the single largest known repository of historical and current geological data within the Comstock mineral district, including extensive geophysical surveys, geological mapping, and drilling data, including the Dayton resource.

The Company's Mining remaining objectives for the rest of 2025 include:

•	Commercialize agreements that either monetize or enable resource expansion of the central claims;
•	Publish the Dayton Consolidated Project technical work with preliminary economics and sensitivities; and
•	Complete the preliminary mine plans that enable the economic development of the southern district claims.

The Company’s 2025 efforts will apply economic analysis to Comstock’s existing gold and silver resources progressing toward preliminary economic feasibility for the southern part of the district and the ultimate development of full mine and reclamation plans and the development of post productive land and community development plans.

Bioleum

Bioleum is actively engaged in the expansion of its pilot production facilities and the planning for its first commercial demonstration facilities and the associated supply chain participants (including feedstock, site selection, engineering, construction and procurement, and offtake).

Bioleum's remaining objectives for the rest of 2025 include:

•	Advance efforts on the remaining subsidiary-level “Series A” equity financing in the separate Fuels entity;
•	Plan and deploy a Hexas-based, scalable, commercial demonstration fuel farm;
•	Complete site selection for first commercial biorefinery project in Oklahoma;
•	Expand integrated pilot production capabilities to up to two barrels per week of intermediates and fuels; and
•	Advance our innovation and development efforts toward even higher yields, lower costs and lower capital.

Comstock Fuels also offers integrations of its solutions into existing agriculture, forestry, pulp and paper, ethanol, and existing petroleum infrastructures to generate additional capacities, revenues, technical services, engineering and royalties. The plans also include integrating Bioleum’s high yield Bioleum refining platform with Hexas’ high yield energy crops to provide enough feedstock to produce upwards of 100 barrels of fuel per acre per year, effectively transforming agricultural lands into perpetual “drop-in sedimentary oilfields” with the potential to dramatically boost domestic energy resources.

Strategic Investments

Investment in Green Li-ion

Green Li-ion continues making meaningful progress in the development and deployment of its system that remanufactures critical precursor cathode active materials (“PCAM”), having now deployed its first commercial battery remanufacturing facility from fully recycled battery materials deployed. The Company intends to sell the remaining 35,662 Green Li-ion preferred shares in 2026.

Investments in other non-mining real estate, water rights and securities

The Company has announced plans for selling its non-mining real estate and water rights anticipated in the latter part of 2026.

Corporate Information

The Company’s executive offices are located at 117 American Flat Road, Virginia City, Nevada 89440 and its telephone number is (775) 847-5272. The Company’s mailing address is P.O. Box 1118, Virginia City, Nevada 89440. The Company’s website address is www.comstock.inc. The Company’s website and the information contained on, or that can be accessed through, the website are not part of this prospectus.

FORWARD LOOKING STATEMENTS

The information appearing under “Cautionary Notice Regarding Forward Looking Statements” in the Form 10-K and the Form 10-Qs, is hereby incorporated by reference.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to the Form 10-K, the Form 10-Qs or periodic reports we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as may be described otherwise in any applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale by us of the securities under this prospectus for general corporate purposes, including capital expenditures associated with commercializing subsequent industry scale processing and storage facilities for Comstock Metals, in addition to acquisitions, and technical, operational and human resource development expenses for supporting growth.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. We have no current plans, commitments, or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

The Company’s authorized Common Stock consists of 245,000,000 shares, par value $0.000666 per share. The description of our Common Stock contained in our Form 8-K, filed with the Commission on March 12, 2025, is hereby incorporated by reference. The Company currently has 51,264,247 shares of Common Stock issued and outstanding as of November 20, 2025. All shares of Common Stock presently outstanding are fully paid and non-assessable.

DESCRIPTION OF PREFERRED STOCK

Pursuant to our articles of incorporation, the Board has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NYSE AMERICAN rules), to designate and issue up to 50,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the voting powers, designations, preferences, privileges, qualifications, limitations, restrictions and relative, participating, optional and other rights of such series. The Company currently has not designated any series of preferred stock nor does it have any issued and outstanding shares of preferred stock.

The Board will fix the voting powers, designations, preferences, privileges, qualifications, limitations, restrictions and relative, participating, optional and other rights of each such series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, as applicable:

•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our Common Stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•

any limitations on the issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Common Stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Pursuant to the terms of our outstanding indebtedness and a Stockholders Agreement with our largest shareholder, we are prohibited from issuing debt without the prior written consent. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. Generally, the indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We will file forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the Commission.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that will contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;
•	whether or not such debt securities are guaranteed by our subsidiaries or other entities;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;
•	the maturity date;
•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the applicability of the provisions in the indenture on discharge;
•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;
•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•

subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters to:

•	fix any ambiguity, defect or inconsistency in the indenture;
•	comply with provisions described above under “Description of Debt Securities - Consolidation, Merge or Sale;”
•	comply with any requirements of the Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•

provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities - General” to establish the form of any certifications required;

•	be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;
•

add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the debenture trustee;
•	compensate and indemnify the debenture trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our Common Stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, Common Stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of Common Stock, preferred stock or other securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•	the method by which holders of rights will be entitled to exercise;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•	whether stockholders are entitled to oversubscription rights, if any;
•	any applicable U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the amount of shares of Common Stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with Common Stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Commission, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase Common Stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of Common Stock, preferred stock, debt securities and/or warrants for the purchase of Common Stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Commission, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which we issue a unit may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any Common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in definitive form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold. We may sell the securities separately or together: through one or more underwriters in a public offering and sale by them; directly to investors (in those jurisdictions where we are authorized to do so); in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; through agents; or through a combination of any of these methods of sale, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may sell the securities from time to time: in one or more transactions at a fixed price or prices that may be changed from time to time; at market prices prevailing at the time of sale; at prices related to prevailing market prices; or at negotiated prices. We will describe the method of distribution of the securities and the terms of the offering in the applicable prospectus supplement.

If underwriters are used for the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution. Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws.

Shares of our Common Stock are quoted on the NYSE AMERICAN. In connection with any offering of securities, the underwriters may purchase and sell securities in the open market and engage in over-allotment transactions, short-covering transactions, penalty bids and stabilizing transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales of securities in excess of the offering size of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Short-covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. We make no representation as to the direction or magnitude of any affect that such transactions may have on the price of the securities.

Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by such underwriters, dealers or agents related to such civil liabilities.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform other services for us in the ordinary course of business for which they may receive compensation.

VALIDITY OF THE SECURITIES

The validity of the securities offered and to be offered hereby and certain other legal matters will be passed upon for us by McDonald Carano LLP, Reno, Nevada. Counsel for any underwriter or agent will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2024 and 2023 incorporated in this prospectus by reference to the Form 10-K have been so incorporated in reliance on the report of Assure CPA, LLC., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities pursuant to this prospectus supplement until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2025

PROSPECTUS SUPPLEMENT

Up to $100,000,000

Common Stock

___________________________________

We have entered into an At the Market Offering Agreement (the “Sales Agreement”), with Titan Partners Group LLC, a division of American Capital Partners, LLC (“Titan Partners”), dated November 21, 2025, relating to shares of our common stock, par value $0.000666 per share (the “Common Stock”), offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $100,000,000 from time to time through Titan Partners, acting as our sales agent.

Sales of our Common Stock, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Titan Partners is not required to sell any specific amount but will act as our sales agent and use commercially reasonable efforts to sell on our behalf the shares of our Common Stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Titan Partners and us. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

Titan Partners will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share of Common Stock sold through it as sales agent pursuant to the Sales Agreement. In connection with the sale of shares of our Common Stock on our behalf, Titan Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Titan Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Titan Partners with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement regarding the compensation to be paid to Titan Partners.

Our Common Stock is listed on the NYSE American under the symbol “LODE.” The last reported sale price of our Common Stock on the NYSE American on November 20, 2025 was $3.28 per share.

Investing in our securities involves significant risk. Please read carefully the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Titan Partners Group

a division of American Capital Partners

The date of this prospectus supplement is                     , 2025.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of Common Stock under this prospectus supplement.

We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Titan Partners has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Investor is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. Neither this prospectus supplement or the accompanying prospectus constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We may also authorize one or more “free writing prospectuses” (i.e., written communications concerning the offering that are not part of this prospectus supplement) that may contain certain material information relating to this offering. Before you invest in the securities offered under this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus together with additional information under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

References in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our” “Comstock” or “the Company” or other similar terms mean Comstock Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus supplement. References to the “registration statement” or the “registration statement of which this prospectus supplement is a part” mean the original registration statement and all amendments, including all schedules and exhibits. This prospectus supplement does not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the Commission. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus supplement or the accompanying prospectus. The registration statement is available to the public over the Internet at the Commission’s website described above and can be read and copied at the locations described above.

Each statement made in this prospectus supplement or the accompanying prospectus concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our website, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the Commission. We maintain a website at http://www.comstock.inc. The information contained on our website is not part of this prospectus supplement, the accompanying prospectus or the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the Commission will automatically update and supersede this information. This prospectus supplement omits certain information contained in the registration statement, as permitted by the Commission. You should refer to the registration statement, the accompanying prospectus and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities offered by this prospectus supplement. Statements in this prospectus supplement or the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.

We incorporate by reference the documents listed below and any future documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement:

(a) Our annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 6, 2025 (the “Form 10-K”);

(b) Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Commission on May 8, 2025 (the “First Quarter Form 10-Q”);

(c) Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the Commission on August 14, 2025 (the “Second Quarter Form 10-Q”);

(d) Our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the Commission on October 30, 2025 (the “Third Quarter Form 10-Q,” and together with the First Quarter 10-Q and the Second Quarter 10-Q, the “Form 10-Qs”);

(e) current reports on Form 8-K filed with the Commission on January 13, 2025 (with respect to Item 1.01 and Item 2.03), January 21, 2025, January 31, 2025, February 7, 2025, February 13, 2025, February 18, 2025, February 20, 2025, February 28, 2025, March 12, 2025, March 25, 2025, May 15, 2025, May 27, 2025, May 28, 2025, June 9, 2025, June 12, 2025,  August 12, 2025 (with respect to Item 1.01, Item 2.03, Item 3.02 and Item 5.02), and August 14, 2025 (with respect to Item 1.01 and Item 3.02);

(f) the description of our Common Stock contained in our Form 8-K, filed with the Commission on March 12, 2025, in lieu of the description of our Common Stock contained in our Form 8-A (File No. 001-35200), filed with the Commission under Section 12 of the Exchange Act on June 8, 2011 (the “Form 8-A”); and

(g) Our proxy statement on Schedule 14A, filed with the Commission on April 9, 2025.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this prospectus supplement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus supplement.

We make available copies of the documents incorporated by reference in this prospectus supplement to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Such requests should be directed to:

Comstock Inc.

117 American Flat Road

Virginia City, Nevada 89440

Attention: Investor Relations

Telephone: (775) 847-5272

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before investing in our securities. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” and the financial statements and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

OVERVIEW

Comstock innovates and commercializes technologies, systems and supply chains that extract, integrate and convert under-utilized natural and waste resources into clean energy products, including pioneering technologies that produce electrification metals and minerals from end-of-life solar panels, including aluminum, silver and other critical and rare earth metals.

Bioleum innovates and commercializes technologies, systems and supply chains that secure, extract, integrate and convert carbon-based materials from under-utilized waste and purpose grown energy crops that would ultimately produce a broad range of extremely low carbon renewable fuels, including cellulosic ethanol, renewable diesel and sustainable aviation fuels.

Our goal is to Accelerate the Commercialization of Breakthrough Technologies. We plan on delivering extraordinary shareholder value by using systemic management practices, disciplined frontier scientific discovery, and applied engineering to innovate, develop, deploy and monetize clean energy technologies with integrated teams and partners in dedicated lines of business, especially in sustainable, renewable systems with the potential for superior, sustained throughput generation. Our plans to generate these throughputs involve both deploying and licensing our technologies, within a purpose-driven and designed ecosystem, including extended and interdependent partners that leverages their capital, human capacity, infrastructures, and other resources, often integrated directly with us and our solutions, to accelerate and maximize adoption.

We also own and manage investments in related assets that support our businesses, including existing minority equity positions and partnerships in strategic technology developers, two Wisconsin renewable fuels demonstration facilities, an existing Nevada-based solar panel recycling demonstration facility and currently ordered equipment for a Nevada-based industry-scale solar panel recycling facility. We also own, control and/or manage direct investments in northern Nevada real estate comprised primarily of industrial and commercial land, water rights and about twelve square miles of gold and silver mining claims and surface parcels that we own, lease or have a royalty interest in, some of which contain significant amounts of measured and indicated, and inferred gold and silver resources.

Lines of Business

Metals Segment

Our Metals Segment has established a goal of setting the global standard for solar panel recycling. For the past 21 months, we have operated a permitted, demonstration-scale solar panel recycling facility that delivers environmentally superior, zero-landfilled recycling solutions to support U.S. mineral industries. During 2024, this facility generated $0.4 million in revenue and, in the first nine months of 2025,  billable revenues (both recognized and deferred) increased nearly six-fold due, in part, to service fees for decommissioning services, recycling and processing end-of-life solar panels, and offtake sales of high-value recycled materials, including aluminum, copper, glass, and concentrated precious metals. We believe this technology deployment is globally leading and positioned to operate a world-class, quality, global solar panel recycling operation and the Metals Segment has the potential to establish the pace of metal recycling and ultimately, global solar panel recycling network deployment.

Comstock Metals has progressed all permitting requirements for its first industry-scale production facility, located on the same campus as the operating demonstration-scale facility, that can scale the operation, over 3 million panels per year representing up to 100,000 tons of processed waste materials per year. This strategically located facility will enable the expeditious transition of proven processes from commercial demonstration to full-scale production. The industry-scale facility is expected to significantly enhance our ability to meet the rapid and continuously growing demand for domestically recovered metals.

Our plan supports the creation of a more robust domestic supply chain for critical materials by innovating and scaling sustainable recycling technologies. The Company plans to build up to seven facilities in the United States over the next five years and support American energy and resource independence while simultaneously delivering significant economic and environmental value.

Our Metals Segment's 2025 objectives included (1) finalizing the industry-scale engineering, (2) submitting and receiving all prerequisite permits, (3) closing on equity and/or debt financing for Comstock Metals to sufficiently fund the construction and commissioning of the Company’s first industry-scale facility, (4) ordering all of the industry-scale equipment for our first industry-scale facility, (5) securing larger and longer terms supply contracts and (6) accelerating site selection for our second facility.

Mining Segment

Our Mining Segment generated income from leases, licenses, and related fees during 2024, and is administered by our wholly owned subsidiaries, Comstock Mining LLC, Comstock Processing LLC and various other local subsidiaries that collectively own, control, or retain royalty interest in twelve square miles of properties of patented mining claims, unpatented mining claims and surface parcels in northern Nevada, including six and a half miles of continuous mineralized strike length (the “Comstock Mineral Estate”).

On December 18, 2024, the Company executed a membership interest purchase agreement with Mackay Precious Metals Inc. (“Mackay”) pursuant to which the Company sold all of its right, title, and interest in its wholly owned subsidiary Comstock Northern Exploration LLC, and the Company's 25% interest in Pelen Limited Liability Company (“Pelen”), for an aggregate purchase price of $2,750,000. The Northern Targets encompass both the Gold Hill and Occidental Lode claim groups in Storey County, Nevada. Pelen owns certain claims adjacent to and/or relevant to these northern claim groups. The Company was paid $1.0 million in cash in 2024. On June 6, 2025, the parties executed an amendment (the “First Amendment”), to the membership interest purchase agreement. Pursuant to the First Amendment, the membership interest purchase agreement was amended to increase the purchase price to $2,950,000 bringing all final cash amounts due to a total of $1,950,000. As of September 30, 2025, the Company received all remaining cash payments of $1,950,000. For the nine-months ended September 30, 2025, pursuant to the First Amendment, the Company recognized an additional gain on the sale of mineral rights of $200,000 in our condensed consolidated statement of operations.

On June 30, 2023, the Company entered a Mineral Exploration and Mining Lease Agreement (“Mackay Mining Lease”) with Mackay. The Mackay Mining Lease terminated on December 18, 2024.

Our Mining Segment's 2025 objectives include (1) monetizing over $2.0 million from the sale of the northern mining claims, (2) advancing the preliminary economic assessment for the Dayton Consolidated Project and (3) the development of preliminary Dayton mine and reclamation plans, progressing toward full economic feasibility for Dayton.

Fuels Segment - Bioleum Corporation

We hold an investment in Bioleum, through our Preferred Series 1 equity position. Bioleum delivers advanced lignocellulosic biomass refining solutions that are setting new industry standards for the production of cellulosic ethanol, gasoline, renewable diesel, sustainable aviation fuel (“SAF”), and other renewable Bioleum™ fuels, with extremely low carbon intensity scores of 15 and market-leading yields of up to 125 gallons per dry metric ton of feedstock (on a gasoline gallon equivalent basis, or “GGE”), depending on feedstock, site conditions, and other process parameters. Bioleum has also negotiated the exclusive rights to intellectual properties developed by Hexas, subject to certain preexisting agreements, for production of purpose grown energy crops in liquid fuels applications with proven yields exceeding 25 to 30 dry metric tons per acre per year. The combination of Bioleum's high yielding refining platform and Hexas’ high yielding energy crops enables the production of enough feedstock to produce upwards of 100 barrels (at 42 gallons per barrel) of fuel per acre per year, with regenerative practices that can effectively transform marginal agricultural lands into perpetual “drop-in sedimentary oilfields” with the potential to dramatically boost regional energy security and rural economies. Bioleum plans to contribute to domestic energy dominance by directly building, owning, and operating a network of Bioleum refineries in the U.S. to produce up to 200 million barrels of renewable fuel per year by 2035, starting with its planned first 400,000 barrel per year commercial demonstration facility in Oklahoma. Bioleum will also license its advanced feedstock and refining solutions to third parties for additional production in global markets. Bioleum does not currently generate revenue.

Bioleum operates two complementary and interdependent pilot facilities, including a feedstock conversion and biointermediate production pilot in Wausau, Wisconsin (“Wausau Facility”), and a biointermediate conversion and renewable fuel production development pilot in Madison, Wisconsin (“Madison Facility”). Bioleum continues innovating its existing commercial process for the purpose of advancing its technological readiness, stabilizing and increasing its market-leading yields, further decreasing carbon intensities, and driving costs down in the longer-term pursuit of fossil parity. In addition to Hexas, Bioleum’s innovations group has also partnered with National Renewable Energy Laboratory (“NREL”), the Massachusetts Institute of Technology (“MIT”), RenFuel K2B AB (“RenFuel”), Emerging Fuels Technologies Inc. (“EFT”), and others with sponsored research, licensing, and other agreements.

Effective February 28, 2025, we effectively entered into a series of definitive agreements with subsidiaries of Marathon Petroleum Corporation (“Marathon”), involving the purchase of $14,000,000 in Bioleum equity as part of the Series A Financing, subject to a $700,000,000 valuation cap (“Investment”). The purchase price includes $1,000,000 in cash and $13,000,000 in payment-in-kind assets comprised of equipment, related intellectual properties, and other materials located at Marathon’s former renewable fuel demonstration facility in Madison, Wisconsin (“Payment-In-Kind Assets”).

In May 2025, Bioleum also completed the initial $20 million closing of its Series A preferred equity offering (“Series A Financing”). Bioleum also plans to complete its Series A Financing during 2025 and commence project equity and debt financings that includes an allocation of $152 million from the State of Oklahoma in project activity bonds for the construction of its planned first 400,000 barrel per year facility in Oklahoma.

Strategic Investments Segment

We own and manage several investments and projects that are strategic to our plans and ability to produce and maximize throughput in our Metals and Mining Segments, that are held for the purpose of complementing or enhancing our mission of accelerating the commercialization of hard technologies for the energy transition and creating value but that are not a component of such other segments or otherwise have distinct operating activities. Our Strategic Investments Segment includes minority equity and equity-linked investments in Green Li-ion Pte Limited (lithium-ion battery component recycler and remanufacturing), RenFuel (advanced biofuel development and production), Hexas (propagation and production of purpose grown energy crops), and Sierra Springs Opportunity Fund (northern Nevada real estate) and other equity investments. In November 2024, we completed a transaction for the disposition of our minority equity investment in GenMat while retaining the rights for using the technologies.

Other

Investments in Properties – The Company directly owns three types of properties in Silver Springs, NV, including 98 acres of industrial land, 160 acres of commercial land, both centrally located in Silver Springs, just south of the Silver Springs Regional Airport and a portfolio of water rights. The Company has begun marketing these assets for sale as both industrial and commercial development as interest in Silver Springs, NV has increased.

Outlook

Our goal is to Accelerate the Commercialization of Breakthrough Technologies.

Comstock innovates and commercializes technologies, systems and supply chains that extract, integrate and convert under-utilized natural and waste resources into clean energy products, including pioneering technologies that produce electrification metals and minerals from end-of-life solar panels, including aluminum, silver and other critical and rare earth metals.

Bioleum innovates and commercializes technologies, systems and supply chains that secure, extract, integrate and convert carbon-based materials from under-utilized waste and purpose grown energy crops that would ultimately produce a broad range of extremely low carbon renewable fuels, including cellulosic ethanol, renewable diesel and sustainable aviation fuels.

We are pushing the boundaries of what is possible in technology and sustainability by leveraging our teams’ unique skills, our investments and the related diverse technology portfolios and our frontier research and development networks toward achieving breakthrough innovations that deliver meaningful positive impact across industries, economies and communities. The primary focus for 2025 is the commercialization of Comstock Metals and the continuous innovation, development and engineering of technologies and solutions, by us and by our partners, that support the efficient conversion of these resources into clean, profitable energy products.

Corporate

The growth opportunities for both Comstock Metals and Bioleum developed beyond our original plans, and we have now realigned both the organizations and their respective capital bases with some of the most sophisticated partners for investment, feedstocks, technologies, operations, and offtakes, including significant investments.

We are expanding those partnerships across both our extended metals and fuels systems and supply chains, positioning them for industry leadership, exponential revenue growth and superior throughput profiles, especially for Metals and leading to cash profitability for Comstock Metals in 2026.

Comstock now owns a $65 million face value convertible preferred stock in Bioleum Corporation, ultimately convertible into 32.5 million common shares, positioning an exceptional value potential for Comstock’s shareholders and preserving Comstock’s ability to accelerate the growth and delivery of that value directly to shareholders.

The Company’s Corporate remaining objectives for the rest of 2025 include:

•	Advance our legacy real estate and non-strategic investments for ultimate monetization;
•	Support the next phases of accelerating Metals growth; and
•	Finalize, communicate and implement plans to unlock maximum value from the separation of Bioleum

The Company's 2025 efforts to date have now resulted in two, fully dedicated, high-growth companies: our Nevada-based renewable metals operation with expanding production and our Oklahoma-headquartered Bioleum Corporation, with major research, development and pilot production operations based in Wausau and Madison, Wisconsin.

Comstock Metals

Comstock Metals has now been operating its first commercial demonstration facility for nearly 21 months and in November of 2024, submitted permits for the first industry-scale photovoltaic recycling facility. The Company expects these permits to be issued imminently during the fourth quarter of 2025. The industry-scale facilities are designed for 100,000 tons of annual capacity, with operations commencing post commissioning during the second quarter 2026.

Additional site selection activities are ongoing for the next two industry-scale facilities and multiple associated storage sites. The Company plans to ultimately build up to 7 industry-scale U.S. based recycling facilities.

The Company's Metals remaining objectives for the rest of 2025 include:

•	Receive final permits for our first industry-scale facility in Silver Springs, NV;
•	Procure, deploy, and assemble plant and equipment for our first industry-scale facility in Silver Springs, NV;
•	Secure additional Master Service Agreements (MSA) with national and regional customers;
•	Complete site selection for two additional solar panel recycling locations;
•	Expand the system globally with international strategic and capital partners; and
•	Advance R&D efforts to recover more and higher-purity materials from recycled streams for offtake.

Comstock Mining

Comstock Mining has amassed the single largest known repository of historical and current geological data within the Comstock mineral district, including extensive geophysical surveys, geological mapping, and drilling data, including the Dayton resource.

The Company's Mining remaining objectives for the rest of 2025 include:

•	Commercialize agreements that either monetize or enable resource expansion of the central claims;
•	Publish the Dayton Consolidated Project technical work with preliminary economics and sensitivities; and
•	Complete the preliminary mine plans that enable the economic development of the southern district claims.

The Company’s 2025 efforts will apply economic analysis to Comstock’s existing gold and silver resources progressing toward preliminary economic feasibility for the southern part of the district and the ultimate development of full mine and reclamation plans and the development of post productive land and community development plans.

Bioleum

Bioleum is actively engaged in the expansion of its pilot production facilities and the planning for its first commercial demonstration facilities and the associated supply chain participants (including feedstock, site selection, engineering, construction and procurement, and offtake).

Bioleum’s remaining objectives for the rest of 2025 include:

•	Advance efforts on the remaining subsidiary-level “Series A” equity financing in the separate Fuels entity;
•	Plan and deploy a Hexas-based, scalable, commercial demonstration fuel farm;
•	Complete site selection for first commercial biorefinery project in Oklahoma;
•	Expand integrated pilot production capabilities to up to two barrels per week of intermediates and fuels; and
•	Advance our innovation and development efforts toward even higher yields, lower costs and lower capital.

Comstock Fuels also offers integrations of its solutions into existing agriculture, forestry, pulp and paper, ethanol, and existing petroleum infrastructures to generate additional capacities, revenues, technical services, engineering and royalties. The plans also include integrating Bioleum’s high yield Bioleum refining platform with Hexas’ high yield energy crops to provide enough feedstock to produce upwards of 100 barrels of fuel per acre per year, effectively transforming agricultural lands into perpetual “drop-in sedimentary oilfields” with the potential to dramatically boost domestic energy resources.

Strategic Investments

Investment in Green Li-ion

Green Li-ion continues making meaningful progress in the development and deployment of its system that remanufactures critical precursor cathode active materials (“PCAM”), having now deployed its first commercial battery remanufacturing facility from fully recycled battery materials deployed. The Company intends to sell the remaining 35,662 Green Li-ion preferred shares in 2026.

Investments in other non-mining real estate, water rights and securities

The Company has announced plans for selling its non-mining real estate and water rights anticipated in the latter part of 2026.

Corporate Information

The Company’s executive offices are located at 117 American Flat Road, Virginia City, Nevada 89440 and its telephone number is (775) 847-5272. The Company’s mailing address is P.O. Box 1118, Virginia City, Nevada 89440. The Company’s website address is www.comstock.inc. The Company’s website and the information contained on, or that can be accessed through, the website are not part of this prospectus supplement.

FORWARD LOOKING STATEMENTS

Certain statements contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future market conditions; future explorations or acquisitions, divestitures, spin-offs or similar distribution transactions; future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in our Board); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; and future capital needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement and our Annual Report on Form 10-K, and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; difficulties involved in developing renewable, decarbonizing and/or clean energy technologies, hazards and uncertainties associated with hazardous material and metal recycling, processing or mining and mineral extraction activities; the speculative nature of gold or mineral exploration, and aluminum, cadmium, copper, silica, silver, steel, and other metal and materials recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration, metal recycling, material processing or mining activities; costs, hazards and uncertainties associated with precious and other metal based activities, including environmentally friendly and economically enhancing, novel clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment, environmental reclamations and historical restorations and cash generating mineral production; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; challenges to, or potential inability to, achieve the benefits of business opportunities, including research and development stage activities that may be presented to, or pursued by, us, including those involving quantum computing and material science based artificial intelligence supported advanced materials development and development services, development of cellulosic technology in bio-fuels and related material production; commercialization of cellulosic technology in bio-fuels; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, collaborative research and development agreement, business combinations, asset and equity investment sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such aluminum, cadmium, copper, silica, silver, steel, and other metal and materials, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events, or otherwise.

THE OFFERING

Common Stock offered by us

Shares of our Common Stock, par value $0.000666 per share, having an aggregate offering price of up to $100,000,000. The actual number of shares issued by us in this offering will vary depending on the sales price under this offering.

Common Stock outstanding prior to this offering	51,264,247 shares of Common Stock outstanding as of September 30, 2025. The actual number of shares issued by us in this offering will vary depending on the sales price under this offering.

Manner of offering

We have entered into the Sales Agreement with Titan Partners relating to the sale of up to $100,000,000 of shares of our Common Stock. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell Common Stock having an aggregate offering price of up to $100,000,000 from time to time through Titan Partners, acting as our sales agent. Sales of Common Stock, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. See the section entitled “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, including capital expenditures associated with commercializing subsequent industry scale and storage facilities for Comstock Metals, in addition to acquisitions, and technical, operational and human resource development expenses for supporting growth. See “Use of Proceeds.”

Risk Factors	You should carefully read and consider the information set forth in “Risk Factors” beginning on the next page of this prospectus supplement before investing in our Common Stock.

NYSE American symbol	LODE

The number of shares of Common Stock to be outstanding after the offering is based on 51,264,247 shares issued and outstanding at September 30, 2025, and excludes the following, in each case, as of such date:

•	up to 726,000 shares of Common Stock reserved for issuance under the Comstock Inc. 2022 Equity Incentive Plan and the Comstock Mining Inc. 2020 Equity Incentive Plan;
•	220,000 shares of Common Stock issuable upon the exercise of outstanding warrants at an exercise price of $4.56 per warrant; and
•	1,073,334 shares of Common Stock issuable upon the exercise of outstanding warrants at an exercise price of $2.58 per warrant.

RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors included below, as well as the risk factors discussed under the heading “Risk Factors” in the Form 10-K and the Form 10-Q, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. The risks and uncertainties we have described are not the only ones we may face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our Common Stock decline, and you could lose all or a part of your investment.

Risks Relating to the Company’s Common Stock and this Offering

The actual number of shares of Common Stock we will issue under the Sales Agreement, at any one time or in total, and the gross proceeds resulting from those sales is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to request Titan Partners to sell on our behalf shares of Common Stock at any time throughout the term of the Sales Agreement, and Titan Partners will use commercially reasonable efforts to sell the shares. The number of shares that are sold by Titan Partners after we request that sales be made will fluctuate based on the market price of our Common Stock during the sales period and limits we set with Titan Partners. Because the price per share of our Common Stock sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible to predict the number of shares of Common Stock that will ultimately be issued by us under the Sales Agreement or the amount of gross proceeds to be raised in connection with those sales. In addition, investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The shares of Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our Board or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The Company may issue additional Common Stock or other equity securities in the future that could dilute the ownership interest of existing shareholders.

The Company is currently authorized to issue 245,000,000 shares of Common Stock, of which 51,264,247 were issued and outstanding as of November 20, 2025, and 50,000,000 shares of preferred stock, of which no Preferred Shares are issued or outstanding as of November 20, 2025. To maintain its capital at desired levels or to fund future growth, the Board may decide from time to time to issue additional shares of Common Stock, or securities convertible into, exchangeable for or representing rights to acquire shares of Common Stock. The sale of these securities may significantly dilute stockholders’ ownership interest and the market price of the Common Stock. New investors in other equity securities issued by the Company in the future may also have rights, preferences and privileges senior to the Company’s current stockholders that may adversely impact its current stockholders.

You may experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

If the price per share of our Common Stock is offered at price that is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. The net tangible book value of our Common Stock on September 30, 2025, was approximately $1.88 per share. Purchasing our Common Stock at a purchase price in excess of the net tangible book value per share, will result in you suffering an immediate and substantial dilution.

If we are unable to maintain the listing standards of the NYSE American, our Common Stock may be delisted, which may have a material adverse effect on the liquidity and value of our Common Stock.

Our Common Stock is traded on the NYSE American. To maintain our listing on the NYSE American, we must meet certain financial and liquidity criteria. The market price of our Common Stock has been and may continue to be subject to significant fluctuation as a result of periodic variations in our revenues and results of operations. If we fail to meet any of the NYSE American’s listing standards, we may be delisted. In the event of delisting, trading of our Common Stock would most likely be conducted in the over the counter market on an electronic bulletin board established for unlisted securities, which could have a material adverse effect on the market liquidity and value of our Common Stock.

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other stockholders may disagree.

We intend to use the net proceeds from this offering for general corporate purposes, including capital expenditures associated with commercializing subsequent industry scale and storage facilities for Comstock Metals, in addition to acquisitions, and technical, operational and human resource development expenses for supporting growth. See the section entitled “Use of Proceeds.” Our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our Common Stock.

The price of our Common Stock has and may continue to fluctuate significantly, which could negatively affect the Company and holders of our Common Stock.

The market price of our Common Stock is subject to volatility, has fluctuated, and may continue to fluctuate significantly due to, among other things, changes in market sentiment regarding our operations, financial results or business prospects, the mining, metals, recycling or environmental remediation industries generally, coordinated trading activities, large derivative positions or the macroeconomic outlook. The price of our Common Stock has been, and may continue to be, highly volatile in response to our recent transactions. Certain events or changes in the market or our industries generally are beyond our control. In addition to the other risk factors contained or incorporated by reference herein, factors that could impact our trading price include:

•	our actual or anticipated operating and financial results, including how those results vary from the expectations of management, securities analysts and investors;
•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other industry participants;
•	failure to declare dividends on our Common Stock from time to time;
•	reports in the press or investment community relating to our reputation or the financial services industry;
•	developments in our business or operations, or our industry sectors generally;
•	any future offerings by us of our Common Stock;
•

any coordinated trading activities or large derivative positions in our Common Stock, for example, a short squeeze, which occurs when a number of investors take a short position in a stock and have to buy the borrowed securities to close out the position at a time that other short sellers of the same security also want to close out their positions, resulting in surges of stock prices when demand is greater than supply;

•	legislative or regulatory changes affecting our industry generally or our business and operations specifically;

•	the operating and stock price performance of companies that investors consider to be comparable to us;
•	announcements of strategic developments, acquisitions, restructurings, dispositions, financings and other material events by us or our competitors;
•	expectations of (or actual) equity dilution, including the actual or expected dilution to various financial measures, including earnings per share, that may be caused by this offering;
•	actions by our current shareholders, including future sales of common shares by existing shareholders, including our directors and executive officers;
•	proposed or final regulatory changes or developments;
•	anticipated or pending regulatory investigations, proceedings, or litigation that may involve or affect us; and
•

other changes in U.S. or global financial markets, global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity prices, credit or asset valuations or volatility.

USE OF PROCEEDS

We may offer and sell shares of our Common Stock having aggregate sales proceeds of up to $100,000,000 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our Common Stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Sales Agreement with Titan Partners as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We will have broad discretion in the use of the net proceeds from the sale of the shares of Common Stock offered under this prospectus supplement. We presently intend to use the net proceeds from this offering for general corporate purposes, capital expenditures associated with commercializing subsequent industry scale and storage facilities for Comstock Metals, in addition to acquisitions, and technical, operational and human resource development expenses for supporting growth. However, our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our Common Stock.

Pending the use of the proceeds from this offering, we may invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government. We cannot predict whether the proceeds invested will yield a favorable return.

DESCRIPTION OF SECURITIES BEING OFFERED

Common Stock

We are offering shares of our Common Stock in this offering. See “Description of Capital Stock” in the accompanying prospectus for more information regarding our shares of Common Stock.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Titan Partners, under which we may offer and sell up to $100,000,000 of our shares of Common Stock from time to time through Titan Partners acting as our sales agent.

Sales of our shares of Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of Common Stock under the Sales Agreement, we will notify Titan Partners of the maximum number of shares to be sold on such day, the minimum price per share below which sales may not be made, and any other limitation specified by us and mutually agreed by Titan Partners. Once we have so instructed Titan Partners, unless Titan Partners declines to accept the terms of such notice in accordance with the Sales Agreement, Titan Partners has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Titan Partners under the Sales Agreement to sell our shares of Common Stock are subject to a number of conditions that we must meet. We or Titan Partners may suspend the offering of shares of Common Stock being made through Titan Partners under the Sales Agreement upon proper notice to the other party.

The settlement of sales of shares between us and Titan Partners is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Titan Partners may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Titan Partners a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of Common Stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Titan Partners certain specified expenses. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Titan Partners under the terms of the Sales Agreement, will be approximately $150,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. We will report at least quarterly the number of shares of Common Stock sold through Titan Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Titan Partners in connection with the sales of our Common Stock.

Titan Partners will provide written confirmation to us before the open on the NYSE American on the day following each day on which our shares of Common Stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of Common Stock on our behalf, Titan Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Titan Partners will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Titan Partners against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Titan Partners may be required to make in respect of such liabilities.

The offering of our shares of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Titan Partners may each terminate the Sales Agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

Titan Partners and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Titan Partners and certain of its affiliates have, from time to time, performed, and may in the future perform various commercial and investment banking, and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, Titan Partners and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If Titan Partners or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. Titan Partners and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. Titan Partners and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Titan Partners, and Titan Partners may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the securities offered in this offering and certain other legal matters has been passed upon for us by McDonald Carano LLP, Reno, Nevada. Foley & Lardner LLP, Milwaukee, Wisconsin, is acting as our counsel regarding securities law matters. Titan Partners is being represented in connection with this offering by McGuireWoods LLP, New York, New York.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023, incorporated in this prospectus supplement by reference from the Form 10-K have been audited by Assure CPA, LLC, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon its authority as an expert in accounting and auditing.

No expert or counsel named in this prospectus supplement or the accompanying prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Comstock Inc.

Up to $100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Titan Partners Group

a division of American Capital Partners

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions).

Commission registration fee	$27,620
FINRA filing fee	$30,500
NYSE AMERICAN supplemental listing fee	(1)
Fees and expenses of the trustee	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Blue Sky, qualification fees and expenses	(1)
Transfer agent fees and expenses	(1)
Printing and miscellaneous expenses	(1)
Total	(1)

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Our Articles of Incorporation provide for the indemnification of a present or former director or officer to the fullest extent authorized by Nevada law.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees reasonably incurred or suffered by such officer or director.

Under certain circumstances, Chapter 78 of the NRS also provides for mandatory and discretionary indemnification, as applicable, of any person who is a director, officer, employee or agent of the Company.  Nevada law provides that we may indemnify such individuals if they have not have breached their fiduciary duties under Chapter 78 of the NRS or if such person has acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Nevada law also provides that we must indemnify any  person who is a director, officer, employee or agent of the Company, to the extent that the person is successful on the merits or otherwise in the defense of any threatened, pending or completed action, suit or proceeding brought against such person because such person is or was a director, officer, employee or agent of the Company, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.

Item 16. Exhibits

(a)	The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

1.2	At The Market Offering Agreement between Comstock Inc. and Titan Partners Group LLC, a division of American Capital Partners, LLC, dated November 21, 2025.

4.1	Amended and Restated Articles of Incorporation of Comstock Inc. (Previously filed with the Commission on June 2, 2022 as Exhibit 3.1 to the Company’s Form 8-K and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Comstock Inc. (Previously filed with the Commission on June 2, 2022 as Exhibit 3.2 to the Company’s Form 8-K and incorporated herein by reference)

4.3	Form of Indenture for Debt Securities

4.4*	Form of Note

4.5*	Form of Warrant Agreement

4.6*	Form of Rights Agreement

4.7*	Form of Unit Agreement

5.1	Opinion of McDonald Carano LLP, Reno, Nevada, relating to the base prospectus and sales agreement prospectus supplement.

23.1	Consent of McDonald Carano LLP, Reno, Nevada (included in Exhibit 5.1).

23.2	Consent of Assure CPA, LLC

23.3	Consent of Behre Dolbear & Company (USA) Inc.

24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof).

25.1**	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1

107	Filing Fee Table

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities, if applicable.

** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia City, Nevada, on November 21, 2025.

COMSTOCK INC.

By:	/s/ Corrado De Gasperis
Corrado De Gasperis
Executive Chairman & Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Corrado De Gasperis as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Corrado De Gasperis	Executive Chairman & Chief Executive Officer and Director
Corrado De Gasperis	(Principal Executive Officer)	November 21, 2025

/s/ Judd Merrill
Judd Merrill	Chief Financial Officer (Principal Financial Officer)	November 21, 2025

/s/ Matthew J. Bieberly
Matthew J. Bieberly	Chief Accounting Officer (Principal Accounting Officer)	November 21, 2025

/s/ Leo M. Drozdoff
Leo M. Drozdoff	Director	November 21, 2025

/s/ William J. Nance
William J. Nance	Director	November 21, 2025

/s/ Walter A. Marting Jr.
Walter A. Marting Jr.	Director	November 21, 2025

/s/ Dr. Guez J. Salinas
Dr. Guez J. Salinas	Director	November 21, 2025

/s/ Kristin M. Slanina
Kristin M. Slanina	Director	November 21, 2025